UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 21, 2013

WireCo WorldGroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-174896	27-0061302
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

12200 NW Ambassador Drive, Kansas City, Missouri 64163
(Address of principal executive offices and zip code)

(816) 270-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As of June 21, 2013, WireCo WorldGroup Inc. (the "Company") intends to seek an amendment of certain of the covenants in its senior secured credit facility (the "Credit Agreement"). The Company currently anticipates amending the Credit Agreement by June 30, 2013, although there can be no assurance that it will be amended at such time or at all.

On Monday, June 24, 2013, at 11:00 a.m. EDT representatives of the Company will make a presentation to its lenders under the Credit Agreement. All interested parties are invited to listen to the teleconference by calling +1 (913) 312-0829 or within the U.S. only (888) 208-1379.  The conference passcode is 3321715.  Participants should call in no later than 10:45 a.m. EDT.  An audio replay will be available through July 15, 2013.  To access a replay, please dial +1 (719) 457-0820 or within the U.S. only +1 (888) 203-1112 and reference the original conference passcode.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report and cautions that the information included in this Current Report under Item 7.01 is current only as of June 21, 2013 and may change thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WireCo WorldGroup Inc.
(Registrant)

Dated:	June 21, 2013	By:	/s/ Brian G. Block
Brian G. Block
Senior Vice President and Chief Financial Officer